Exhibit 99.1

Fluent, Inc. Appoints David A. Graff and Richard C. Pfenniger, Jr. to Board of Directors

Seasoned Executives in Leading High-Value, Rapid-Growth Company Initiatives Join Fluent Board

NEW YORK, October 11, 2022 (Global Newswire) — Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today announced that the Board of Directors has appointed David A. Graff and Richard C. Pfenniger, Jr. as Directors of the Company.

“Given Richard’s experience in successfully growing revenue and shareholder value in public companies of similar size to Fluent, along with David’s background in our performance marketing industry – including a track record of driving high-quality, consumer experience initiatives – we are augmenting our Board with unique perspectives and expertise that is quite complementary to the current members,” said Ryan Schulke, Chairman & Chief Strategy Officer. “We are excited to welcome David and Richard to the team and look forward to their contributions as we continue to profitably grow and evolve our business strategy.”

Mr. Graff is currently Google’s Vice President, Global Policy and Standards, responsible for implementing content and behavioral policy across all Google products. Prior to Google, Mr. Graff served as Chief Executive Officer of Online Intelligence, a technology start-up. Previously, Mr. Graff was Chief Legal Officer for private equity-backed Edison Schools, Inc. where he managed the company’s IPO and served as corporate secretary and securities compliance officer. Mr. Graff serves on the Board of Advisors to CapitalG, Google’s independent growth fund, consulting on investments and issues related to digital fraud and abuse. In addition, he currently sits on the Board of Visitors for The Georgetown University Law Center.

“As our world continues to digitally transform, Fluent’s ability to create quality consumer experiences positions them to become the trusted performance marketing partner for global companies,” said Mr. Graff. “I look forward to working with Ryan and the Fluent leadership team in accessing this enormous market opportunity in the company’s next phase of strategic and financial growth.”

Mr. Pfenniger is a private investor with significant executive and operating experience in the life sciences, healthcare, and education fields. Mr. Pfenniger served as Chairman of the Board of Directors and President and Chief Executive Officer of Continucare Corporation, a provider of primary care physician services, from 2003 until the company was acquired in 2011. Prior to Continucare, Mr. Pfenniger served as Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., as well as an executive officer of IVAX Corporation, serving as its Chief Operating Officer and its Senior Vice President, Legal Affairs and General Counsel. Mr. Pfenniger currently serves as a director on several health, pharmaceutical, and medical company boards, including: OPKO Health, Inc., Asensus Surgical, Inc., Cocrystal Pharma, Inc., and Sema4 Holdings, Inc. He also serves as the Vice Chairman of the Board of Trustees of the Phillip and Patricia Frost Museum of Science in Miami, Florida, and is a member of its Executive Committee.

“I am excited to join Fluent’s Board of Directors and to have an advisory role in creating shareholder value as the company continues to invest in strategically expanding its footprint in the marketplace,” said Mr. Pfenniger. “I look forward to working with the current Board and Fluent executive team – and being part of the future of the Company.”

The appointment of both Mr. Graff and Mr. Pfenniger is the most recent in a number of strategic moves the Company is making to expand its public company expertise while focusing on its ongoing growth trajectory.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a global data-driven performance marketing company and trusted growth partner for leading brands. Experts in creating value for consumers, Fluent leverages its consumer database, digital media portfolio, and proprietary data science and technology to deliver outcome-based solutions for marketers. Founded in 2010, the company is headquartered in New York City.

Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Readers are also advised to consider the factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.